Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Green Plains Renewable Energy, Inc.:

We consent to the incorporation by reference in the registration statements (File Nos.  333-163203 and 333-167292)  on Form S-3,   and registration statements (File Nos. 333-143147, 333-154280, 333-159049 and 333-174219)  on Form S-8 of Green Plains Renewable Energy, Inc. and subsidiaries (the Company) of our reports dated February 15, 2013, with respect to the consolidated balance sheets of the Company as of December 31, 2012 and 2011, and the related consolidated statements of operations,  comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the Annual Report on Form 10-K of Green Plains Renewable Energy, Inc. for the year ended December 31, 2012.

/s/ KPMG

Omaha, Nebraska
February 15, 2013